SLM Student Loan Trust 2002-5 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/01/04 — 02/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics		11/30/04	Activity	2/28/2005

A	i	Portfolio Balance	$718,378,691.00	$(65,169,794.47)	$653,208,896.53
	ii	Interest to be Capitalized	11,489,977.68		10,809,250.55

	iii	Total Pool	$729,868,668.68		$664,018,147.08

	iv	Specified Reserve Account Balance	1,824,671.67		1,660,045.37

	v	Total Adjusted Pool	$731,693,340.35		$665,678,192.45

B	i	Weighted Average Coupon (WAC)	3.267%		3.266%
	ii	Weighted Average Remaining Term	116.08		114.01
	iii	Number of Loans	243,625		227,118
	iv	Number of Borrowers	144,719		135,623
	v	Aggregate Outstanding Principal Balance — T-Bill	$112,473,762.58		$102,944,840.94
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$617,394,906.10		$561,073,306.14

						% of		% of
		Notes		Spread	Balance 12/15/04	O/S Securities	Balance 3/15/05	O/S Securities

C	i	A-1 Notes	78442GDZ6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GEA0	0.030%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GEB8	0.100%	208,943,340.35	28.556%	142,928,192.45	21.471%
	iv	A-4L Notes	78442GEC6	0.150%	182,750,000.00	24.976%	182,750,000.00	27.453%
	v	A-4CP Notes	78442GED4	0.230%	300,000,000.00	41.001%	300,000,000.00	45.067%
	vi	B Notes	78442GEE2	0.430%	40,000,000.00	5.467%	40,000,000.00	6.009%

	vii	Total Notes			$731,693,340.35	100.000%	$665,678,192.45	100.000%

	Reserve Account		12/15/2004	3/15/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,824,671.67	$1,660,045.37
	iv	Reserve Account Floor Balance ($)	$1,325,707.00	$1,325,707.00
	v	Current Reserve Acct Balance ($)	$1,824,671.67	$1,660,045.37

II. 2002-5     Transactions from: 11/30/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$60,436,464.26
	ii	Principal Collections from Guarantor	7,239,427.28
	iii	Principal Reimbursements	31,779.51
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$67,707,671.05

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,375.78
	ii	Capitalized Interest	(2,556,252.36)

	iii	Total Non-Cash Principal Activity	$(2,537,876.58)

C	Total Student Loan Principal Activity		$65,169,794.47

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,433,977.54
	ii	Interest Claims Received from Guarantors	174,415.92
	iii	Collection Fees/Return Items	43,148.73
	iv	Late Fee Reimbursements	144,752.12
	v	Interest Reimbursements	23,729.50
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,042,668.06
	viii	Subsidy Payments	1,327,109.24

	ix	Total Interest Collections	$6,189,801.11

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(223.10)
	ii	Capitalized Interest	2,556,252.36

	iii	Total Non-Cash Interest Adjustments	$2,556,029.26

F	Total Student Loan Interest Activity		$8,745,830.37

G	Non-Reimbursable Losses During Collection Period		$13,779.34

H	Cumulative Non-Reimbursable Losses to Date		$474,906.84

III. 2002-5     Collection Account Activity 11/30/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$17,719,916.43
	ii	Consolidation Principal Payments	49,955,975.11
	iii	Reimbursements by Seller	2,473.13
	iv	Borrower Benefits Reimbursements	15,787.93
	v	Reimbursements by Servicer	(1,656.89)
	vi	Re-purchased Principal	15,175.34

	vii	Total Principal Collections	$67,707,671.05

B	Interest Collections
	i	Interest Payments Received	$5,561,705.42
	ii	Consolidation Interest Payments	416,465.34
	iii	Reimbursements by Seller	970.77
	iv	Borrower Benefits Reimbursements	1,933.77
	v	Reimbursements by Servicer	20,232.32
	vi	Re-purchased Interest	592.64
	vii	Collection Fees/Return Items	43,148.73
	viii	Late Fees	144,752.12

	ix	Total Interest Collections	$6,189,801.11

C	Other Reimbursements		$30,757.00

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$73,928,229.16

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,059,342.39)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$72,868,886.77

G	Servicing Fees Due for Current Period		$505,625.13

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$525,625.13

IV. 2002-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.770%	2.770%	57,662	48,929	23.668%	21.543%	$181,958,424.13	$155,982,857.24	25.329%	23.879%

Grace
Current	2.770%	2.770%	8,876	10,931	3.643%	4.813%	$31,198,139.52	$33,078,974.54	4.343%	5.064%

TOTAL INTERIM	2.770%	2.770%	66,538	59,860	27.312%	26.356%	$213,156,563.65	$189,061,831.78	29.672%	28.944%
REPAYMENT
Active
Current	3.630%	3.647%	100,489	91,094	41.247%	40.109%	$272,342,511.62	$231,238,168.70	37.911%	35.400%
31-60 Days Delinquent	3.596%	3.594%	7,543	7,136	3.096%	3.142%	$21,394,351.00	$20,346,697.90	2.978%	3.115%
61-90 Days Delinquent	3.586%	3.520%	4,277	5,654	1.756%	2.489%	$12,037,792.83	$17,240,403.98	1.676%	2.639%
91-120 Days Delinquent	3.552%	3.553%	2,976	3,243	1.222%	1.428%	$8,441,042.65	$9,720,900.31	1.175%	1.488%
> 120 Days Delinquent	3.560%	3.551%	10,220	9,339	4.195%	4.112%	$29,173,089.56	$26,961,020.04	4.061%	4.127%

Deferment
Current	2.862%	2.859%	27,798	27,724	11.410%	12.207%	$83,646,439.75	$83,166,811.14	11.644%	12.732%

Forbearance
Current	3.514%	3.507%	22,004	21,743	9.032%	9.573%	$73,049,635.69	$72,048,642.90	10.169%	11.030%

TOTAL REPAYMENT	3.477%	3.468%	175,307	165,933	71.958%	73.060%	$500,084,863.10	$460,722,644.97	69.613%	70.532%
Claims in Process (1)	3.506%	3.514%	1,775	1,321	0.729%	0.582%	$5,129,447.88	$3,416,747.15	0.714%	0.523%
Aged Claims Rejected (2)	3.567%	3.370%	5	4	0.002%	0.002%	$7,816.37	$7,672.63	0.001%	0.001%
GRAND TOTAL	3.267%	3.266%	243,625	227,118	100.000%	100.000%	$718,378,691.00	$653,208,896.53	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V.     2002-5 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.239%	141,085	$358,769,620.97	54.924%
- GSL — Unsubsidized	3.100%	74,847	$247,657,131.89	37.914%
- PLUS Loans	4.293%	11,185	$46,781,238.28	7.162%
- SLS Loans	5.410%	1	$905.39	0.000%

- Total	3.266%	227,118	$653,208,896.53	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.240%	189,689	$573,335,920.45	87.772%
- Two Year	3.384%	30,450	$64,417,660.46	9.862%
- Technical	3.748%	6,979	$15,455,315.62	2.366%
- Other	0.000%	0	$—	0.000%

- Total	3.266%	227,118	$653,208,896.53	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-5 Expected Interest Calculation

A Borrower Interest Accrued During Collection Period	$4,343,735.51
B Interest Subsidy Payments Accrued During Collection Period	1,127,909.57
C SAP Payments Accrued During Collection Period	2,460,904.28
D INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	257,703.68
E Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F Net Expected Interest Collections	$8,190,253.04

VII. 2002-5 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.000000000	12/15/04 — 03/15/05	0.00000%

B Class A-2 Interest Rate	0.006300000	12/15/04 — 03/15/05	2.52000%

C Class A-3 Interest Rate	0.006475000	12/15/04 — 03/15/05	2.59000%

D Class A-4L Interest Rate	0.006600000	12/15/04 — 03/15/05	2.64000%

E Class A-4CP Interest Rate	0.007069812	12/15/04 — 03/15/05	2.86720%

F Class B Interest Rate	0.007300000	12/15/04 — 03/15/05	2.92000%

VIII. 2002-5 Inputs from Previous Quarter 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$718,378,691.00
	ii	Interest To Be Capitalized	11,489,977.68

	iii	Total Pool	$729,868,668.68
	iv	Specified Reserve Account Balance	1,824,671.67

	v	Total Adjusted Pool	$731,693,340.35

B	Total Note and Certificate Factor		0.54644760295
C	Total Note Balance		$731,693,340.35

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.0000000000	0.9224871539	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$0.00	$208,943,340.35	$182,750,000.00	$300,000,000.00	$40,000,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,824,671.67
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX.     2002-5     Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D)		$73,126,590.45	$73,126,590.45

B	Primary Servicing Fees-Current Month		$505,625.13	$72,620,965.32

C	Administration Fee		$20,000.00	$72,600,965.32

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$72,600,965.32
	ii	Class A-2	$0.00	$72,600,965.32
	iii	Class A-3	$1,352,908.13	$71,248,057.19
	iv	Class A-4L	$1,206,150.00	$70,041,907.19
	v	Class A-4CP	$2,120,943.60	$67,920,963.59
	vi	Class B	$292,000.00	$67,628,963.59

	vii	Total Noteholder's Interest Distribution	$4,972,001.73

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$67,628,963.59
	ii	Class A-2	$0.00	$67,628,963.59
	iii	Class A-3	$66,015,147.90	$1,613,815.69
	iv	Class A-4L	$0.00	$1,613,815.69
	v	Class A-4CP	$0.00	$1,613,815.69
	vi	Class B	$0.00	$1,613,815.69

	vii	Total Noteholder's Principal Distribution	$66,015,147.90

F	Increase to the Specified Reserve Account Balance		$0.00	$1,613,815.69

G	Carryover Servicing Fees		$0.00	$1,613,815.69

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,613,815.69
	ii	Class A-2	$0.00	$1,613,815.69
	iii	Class A-3	$0.00	$1,613,815.69
	iv	Class A-4L	$0.00	$1,613,815.69
	v	Class A-4CP	$0.00	$1,613,815.69
	vi	Class B	$0.00	$1,613,815.69

	vii	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$1,613,815.69	$0.00

X. 2002-5     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4L	Class A-4CP	Class B

	i	Quarterly Interest Due			$0.00	$0.00	$1,352,908.13	$1,206,150.00	$2,120,943.60	$292,000.00
	ii	Quarterly Interest Paid			0.00	0.00	$1,352,908.13	$1,206,150.00	$2,120,943.60	292,000.00

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$0.00	$66,015,147.90	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	66,015,147.90	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$67,368,056.03	$1,206,150.00	$2,120,943.60	$292,000.00

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$731,693,340.35
	ii	Adjusted Pool Balance 2/28/05			665,678,192.45

	iii	Adjusted Pool Exceeding Notes Balance (i-ii			$66,015,147.90

	iv	Adjusted Pool Balance 11/30/04			$731,693,340.35
	v	Adjusted Pool Balance 2/28/05			665,678,192.45

	vi	Current Principal Due (iv-v)			$66,015,147.90
	vii	Principal Shortfall from previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$66,015,147.90

	ix	Principal Distribution Amount Paid			$66,015,147.90
	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$66,015,147.90

D		Total Interest Distribution			4,972,001.73

E		Total Cash Distributions			$70,987,149.63

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GDZ6	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000
	ii	A-2 Note Balance	78442GEA0	$—	$—
		A-2 Note Pool Factor		0.0000000000	0.0000000000
	iii	A-3 Note Balance	78442GEB8	$208,943,340.35	$142,928,192.45
		A-3 Note Pool Factor		0.9224871539	0.6310295472
	iv	A-4L Note Balance	78442GEC6	$182,750,000.00	$182,750,000.00
		A-4L Note Pool Factor		1.0000000000	1.0000000000
	v	A-4CP Note Balance	78442GED4	$300,000,000.00	$300,000,000.00
		A-4CP Note Pool Factor		1.0000000000	1.0000000000
	vi	B Note Balance	78442GEE2	$40,000,000.00	$40,000,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,824,671.67
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,613,815.69

	iv	Total Reserve Account Balance Available			$3,438,487.36
	v	Required Reserve Account Balance			$1,660,045.37
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Excess Certificateholder			$1,778,441.99
	viii	Ending Reserve Account Balance			$1,660,045.37

XI.     2002-5     Historical Pool Information

								2003
			12/01/04 - 02/28/05	09/01/04 - 11/30/04	06/01/04 - 08/31/04	03/01/04 - 05/31/04	12/1/03-2/29/04	12/01/2002-11/30/03
Beginning Student Loan Portfolio Balance			$718,378,691.00	$784,590,011.15	$865,172,854.56	$900,436,879.10	$970,747,854.40	$1,233,097,345.26

	Student Loan Principal Activity
	i	Regular Principal Collections	$60,436,464.26	$66,443,751.15	$78,769,120.22	$32,971,574.03	$69,441,227.87	$214,878,453.48
	ii	Principal Collections from Guarantor	7,239,427.28	4,622,519.90	5,034,517.87	3,764,863.05	3,498,266.25	13,173,746.46
	iii	Principal Reimbursements	31,779.51	88,884.32	115,375.72	388,408.95	97,186.03	47,726,991.00
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$67,707,671.05	$71,155,155.37	$83,919,013.81	$37,124,846.03	$73,036,680.15	$275,779,190.94
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,375.78	$77,159.73	$93,960.72	$62,609.07	$61,308.09	$667,627.93
	ii	Capitalized Interest	(2,556,252.36)	(5,020,994.95)	(3,430,131.12)	(1,923,430.56)	(2,787,012.94)	(14,097,328.01)

	iii	Total Non-Cash Principal Activity	$(2,537,876.58)	$(4,943,835.22)	$(3,336,170.40)	$(1,860,821.49)	$(2,725,704.85)	$(13,429,700.08)

(-)	Total Student Loan Principal Activity		$65,169,794.47	$66,211,320.15	$80,582,843.41	$35,264,024.54	$70,310,975.30	$262,349,490.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,433,977.54	$3,164,448.60	$3,010,974.62	$2,645,448.70	$3,116,013.86	$14,432,044.66
	ii	Interest Claims Received from Guarantors	174,415.92	124,351.62	142,013.89	99,684.39	78,895.84	542,446.70
	iii	Collection Fees/Return Items	43,148.73	33,755.11	34,603.12	26,246.35	25,658.30	66,072.29
	iv	Late Fee Reimbursements	144,752.12	134,060.85	149,300.52	132,789.59	137,504.90	467,921.77
	v	Interest Reimbursements	23,729.50	13,469.92	11,508.00	11,314.13	5,859.50	521,796.42
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	2,042,668.06	1,242,262.06	355,874.16	64,312.75	87,782.00	196,837.43
	viii	Subsidy Payments	1,327,109.24	1,561,271.15	1,780,701.82	1,923,727.51	2,254,565.62	15,643,476.71

	ix	Total Interest Collections	$6,189,801.11	$6,273,619.31	$5,484,976.13	$4,903,523.42	$5,706,280.02	$31,870,595.98

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(223.10)	$2,992.54	$1,452.78	$2,435.40	$760.15	$(411,176.60)
	ii	Capitalized Interest	2,556,252.36	5,020,994.95	3,430,131.12	1,923,430.56	2,787,012.94	14,097,328.01

	iii	Total Non-Cash Interest Adjustments	$2,556,029.26	$5,023,987.49	$3,431,583.90	$1,925,865.96	$2,787,773.09	$13,686,151.41

	Total Student Loan Interest Activity		$8,745,830.37	$11,297,606.80	$8,916,560.03	$6,829,389.38	$8,494,053.11	$45,556,747.39

(=)	Ending Student Loan Portfolio Balance		$653,208,896.53	$718,378,691.00	$784,590,011.15	$865,172,854.56	$900,436,879.10	$970,747,854.40
(+)	Interest to be Capitalized		$10,809,250.55	$11,489,977.68	$15,143,107.44	$16,640,715.21	$16,104,424.93	$16,568,293.40

(=)	TOTAL POOL		$664,018,147.08	$729,868,668.68	$799,733,118.59	$881,813,569.77	$916,541,304.03	$987,316,147.80

(+)	Reserve Account Balance		$1,660,045.37	$1,824,671.67	$1,999,332.80	$2,204,533.92	$2,291,353.26	$2,468,290.37

(=)	Total Adjusted Pool		$665,678,192.45	$731,693,340.35	$801,732,451.39	$884,018,103.69	$918,832,657.29	$989,784,438.17

XII.     2002-5 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *

Mar-03	$1,194,339,327	12.50%	Mar-05	$664,018,147.08	18.93%

Jun-03	$1,152,815,099	11.94%

Sep-03	$1,074,850,667	14.12%

Dec-03	$987,316,148	16.31%

Mar-04	$916,541,304	17.04%

Jun-04	$881,813,570	15.97%

Sep-04	$799,733,119	17.39%

Dec-04	$729,868,669	18.25%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.